                                                             EXHIBIT 23.2

                                          RAICH ENDE MALTER & CO. LLP

                                     CONSENT OF RAICH ENDE MALTER & CO. LLP

                                 (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

1375 Broadway                          90 Merrick Road                                      330 Fifth Avenue
New York, New York 10018     East Meadow, New York                        New York, New York 10001
212.944.4433                             516.228.9000                                          212.686.2224
212.944.5404 (fax)                     516.228.9122 (fax)                                  212.481.3274 (fax)

                                             CONSENT OF RAICH ENDE MALTER & CO. LLP
                                         (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

     We consent to the use in the Registration Statement of Chocolate Candy Creations, Inc. on Form S-1 under the Securities Act of 1933 of our report dated April 16, 2008 on the financial statements of Chocolate Candy Creations, Inc. as of December 31, 2007 and 2006, for year ended December 31, 2007 and for the period from November 1, 2006 (Inception) through December 31, 2006 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Raich Ende Malter & Co. LLP
    New York, New York
    April 17, 2008